UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 (A)   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See description of Termination and Separation and General Release Agreement under Item 5.02 below.

ITEMS 5.02 (a)(1), (b) and (c)   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 21, 2008, Vyteris, Inc. (the "Company") entered into a Separation and General Release Agreement (“Agreement”), with Timothy McIntyre, the President and Chief Executive Officer of the Company.

The Agreement provides for the following:

•	Mr. McIntyre has resigned as President and Chief Executive Officer and a Director of the Company, effective as of March 21, 2008.
•
Mr. McIntyre shall be paid an annual bonus for 2007 equal to $98,000 within 10 days of effectiveness of the Agreement, and shall be paid severance equal to $152,000 on the six month and fifth day following his termination from employment.

•	Mr. McIntyre shall be entitled to retain all stock options issued to him which have vested as of the date of the Agreement, but all unvested stock options shall immediately terminate.
•	Mr. McIntyre has released the Company from certain claims related to his employment and resignation.

Donald Farley, the Chairman of the Company’s Board of Directors, has been appointed as the Interim Executive Chairman of the Company to serve until a replacement President or Chief Executive Officer is appointed.  Please refer to the Company’s Annual Proxy Statement on Schedule 14A filed with the SEC on April 27, 2007 for a description of Mr. Farley’s background, as required under Item 5.02(c).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/Anthony Cherichella
Name: Anthony Cherichella
Title: Chief Financial Officer

Dated:  March 25, 2008